Exhibit 14.1



    CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus dated December 11, 2006 and "Independent Registered Public Accounting Firm" in the Statement of Additional Information dated December 11, 2006, of Federated MDT Large Cap Growth Fund, a portfolio of Federated MDT Series, and to the incorporation by reference therein of our report dated September 12, 2006 with respect to the financial statements and financial highlights of the Federated MDT Large Cap Growth Fund included in the July 31, 2006 Annual Report to Shareholders all of which is incorporated by reference of the Prospectus, Statement of Additional Information, and Annual Report in the Prospectus/Proxy Statement included in this Registration Statement on Form N-14 of Federated Large Cap Growth Fund, dated May 2, 2007.

We also consent to the reference to our firm under the caption "Representations and Warranties" in Section 4.2(f) of the Agreement and Plan of Reorganization included in the Registration Statement on Form N-14 of Federated Large Cap Growth Fund.



                                                       /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 29, 2007